New Hampshire Thrift Bancshares, Inc. Announces Earnings for Second Quarter

Performance Reflects Loan and Deposit Growth

NEWPORT, NH -- (Marketwire - July 13, 2012) - New Hampshire Thrift Bancshares, Inc. (the "Company") (NASDAQ: NHTB), the holding company for Lake Sunapee Bank, fsb (the "Bank"), today reported consolidated net income for the six months ended June 30, 2012, of $4.1 million, or $0.61 per diluted diluted common share compared to $4.0 million, or $0.65 per diluted common share for same period in 2011, an increase of $69 thousand, or 1.71%. For the quarter ended June 30, 2012, the Company reported consolidated net income of $2.0 million, or $0.30 per diluted common share compared to $2.0 million, or $0.32 per diluted common share for the quarter ended June 30, 2011, an increase of $12 thousand, or 0.60%.

Financial Highlights

  Total assets increased $100.0 million, or 9.60%, to $1.1 billion at June 30, 2012, from $1.0 billion at December 31, 2011.

  Net loans increased $76.7 million, or 10.72%, to $791.6 million at June 30, 2012, from $715.0 million at December 31, 2011.

  The Company originated $206.8 million in loans for the six months ended June 30, 2012, compared to $132.0 million for the same period in 2011.

  The Company's loan servicing portfolio was $349.0 million at June 30, 2012, compared to $365.8 million at December 31, 2011.

  Total deposits increased $23.8 million, or 2.97%, to $826.9 million at June 30, 2012, from $803.0 million at December 31, 2011.

  Net interest and dividend income for the six months ended June 30, 2012, was $14.4 million compared to $14.3 million for the same period in 2011.

  Net income available to common stockholders was $3.6 million for the six months ended June 30, 2012, compared to $3.8 million for the same period in 2011.

  The Company's returns on average assets and average equity for the six months ended June 30, 2012, were 0.82% and 6.94%, respectively, compared to 0.79% and 8.72%, respectively, for the same period in 2011.

  As a percentage of total loans, non-performing loans decreased from 2.32% at December 31, 2011, to 1.91% at June 30, 2012.

Earnings Summary

Net income of $4.1 million for the six months ended June 30, 2012, includes an increase of $101 thousand, or 0.71%, in net interest and dividend income compared to the same period in 2011. The provision for loan losses increased $819 thousand, to $1.2 million for the six months ended June 30, 2012, compared to $410 thousand for the same period in 2011. Noninterest income increased $1.8 million, or 35.96%, to $6.9 million for the six months ended June 30, 2012, compared to $5.1 million for the same period in 2011. This increase includes increases of $325 thousand in net gains on the sales of loans, $1.0 million in net gains on sales and calls of securities, and $704 thousand in insurance commission income. Noninterest expense increased $990 thousand, or 7.45%, to $14.3 million for the six months ended June 30, 2012, compared to $13.3 million for the same period in 2011. Within noninterest expense, salaries and employee benefits increased $625 thousand, or 9.15%, to $7.5 million for the six months ended June 30, 2012, compared to $6.8 million for the same period in 2011, including $343 thousand of salaries and employees benefits of the insurance agency, which was acquired on November 10, 2011.

Net income of $2.0 million for the quarter ended June 30, 2012, includes an increase of $196 thousand, or 2.74%, in net interest and dividend income compared to the same period in 2011. The provision for loan losses increased $906 thousand to $1.1 million for the quarter ended June 30, 2012, compared to $168 thousand for the same period in 2011. Noninterest income increased $857 thousand, or 31.39%, to $3.6 million for the quarter ended June 30, 2012, compared to $2.7 million for the same period in 2011. This increase includes increases of $299 thousand in net gains on the sales of loans, $304 thousand in net gains on sales and calls of securities, and $294 thousand in insurance commission income. Noninterest expense increased $100 thousand, or 1.46%, to $7.0 million for the quarter ended June 30, 2012, compared to $6.9 million for the same period in 2011.

Balance Sheet Summary

Total assets were $1.1 billion at June 30, 2012, compared to $1.0 billion at December 31, 2011, an increase of 9.60%. Securities available-for-sale decreased $23.4 million to $186.9 million at June 30, 2012, from $210.3 million at December 31, 2011. Net loans held in portfolio increased $76.7 million, or 10.72% to $791.6 million at June 30, 2012, from $715.0 million at December 31, 2011. The allowance for loan losses was $9.1 million at June 30, 2012, compared to $9.1 million at December 31, 2011. Within the allowance for loan losses is the net effect of provisions of $1.2 million, charge-offs of $1.4 million, and recoveries of $173 thousand during the six months ended June 30, 2012. As a percentage of total loans, non-performing loans decreased from 2.32% at December 31, 2011 to 1.91% at June 30, 2012. Total loan production for the six months ended June 30, 2012, was $206.8 million compared to $132.0 million for the six months ended June 30, 2011. Loan production during the second quarter of 2012 was $134.1 million compared to $63.1 million for the same period in 2011.

Total deposits increased $23.8 million, or 2.97%, to $826.9 million at June 30, 2012, from $803.0 million at December 31, 2011. Within deposits, savings and money market accounts increased $14.5 million, transaction accounts increased $9.6 million, brokered deposits increased $15.0 million, and time deposits decreased $15.3 million. Advances from the Federal Home Loan Bank increased $70.0 million, or 86.46%, to $151.0 million at June 30, 2012, from $81.0 million at December 31, 2011.

Stockholders' equity of $110.2 million resulted in a book value of $15.27 per common share at June 30, 2012, based on 5,907,402 shares of common stock outstanding, an increase of $0.07, or 0.46%, per common share from December 31, 2011. As previously announced, a regular quarterly dividend of $0.13 per share is payable on July 31, 2012 to stockholders of record of July 24, 2012. The Bank remains well-capitalized with a Tier I (Leverage) Capital ratio of 8.79% at June 30, 2012.

About New Hampshire Thrift Bancshares, Inc.

New Hampshire Thrift Bancshares, Inc. is the bank holding company of Lake Sunapee Bank, fsb, a federally-chartered stock savings bank, which provides a wide range of banking and financial service, and McCrillis & Eldredge Insurance, Inc., a full-line independent insurance agency which offers a complete range of commercial insurance services and consumer products. These wholly-owned subsidiaries operate through 29 offices strategically located within the greater Dartmouth-Lake Sunapee-Kearsarge and Monadnock regions of west-central New Hampshire and central Vermont. New Hampshire Thrift Bancshares, Inc. has total assets of approximately $1.1 billion.

Forward-Looking Statements

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements contained in this press release, which speak only as of the date made. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors discussed under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2011, and in subsequent filings with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent our views as of the date of this release. The Company and the Bank do not undertake and specifically decline any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

                   New Hampshire Thrift Bancshares, Inc.
                       Selected Financial Highlights
              (Dollars in thousands except for per share data)

                                 For the three months   For the six months
                                    ended June 30,        ended June 30,
                                    2012       2011       2012       2011
                                 ---------  ---------  ---------  ---------
Net Income                       $   2,012  $   2,000  $   4,094  $   4,025

Per Share Data:
  Basic Earnings                 $    0.30  $    0.32  $    0.62  $    0.65
  Diluted Earnings (1)                0.30       0.32       0.61       0.65
  Dividends Paid                      0.13       0.13       0.26       0.26
  Dividend Payout Ratio              43.33%     40.63%     42.62%     40.00%

                                                            As of
                                                   June 30,    December 31,
                                                     2012          2011
                                                 ------------  ------------
(Dollars in thousands except for per share data)
Total Assets                                     $  1,141,875  $  1,041,819
Total Securities (2)                                  196,113       217,933
Loans, Net                                            791,607       714,952
Total Deposits                                        826,863       803,023
Federal Home Loan Bank Advances                       150,972        80,967
Stockholders' Equity                                  110,219       108,660
Book Value per Common Share                      $      15.27  $      15.20
Common Shares Outstanding                           5,907,402     5,832,360

Tier I (Core) Capital                                    8.79%         9.58%

Number of Locations                                        29            30

(1) Diluted earnings per share are calculated using the weighted-average number of shares outstanding for the period, including common stock equivalents, as appropriate.

(2) Includes available-for-sale securities shown at fair value and Federal
    Home Loan Bank stock at cost.

                   New Hampshire Thrift Bancshares, Inc.
                        Consolidated Balance Sheets

                                                            As of
                                                   June 30,    December 31,
                                                     2012          2011
                                                 ------------  ------------
ASSETS                                            (unaudited)
  Cash and due from banks                        $     22,404  $     21,841
  Federal Reserve Bank interest-bearing deposit        18,000         2,899
                                                 ------------  ------------
      Total cash and cash equivalents                  40,404        24,740
  Securities available-for-sale                       186,990       210,318
  Federal Home Loan Bank stock                          9,123         7,615
  Loans held-for-sale                                   9,683         3,434
  Loans receivable, net                               791,607       714,952
  Accrued interest receivable                           2,840         2,669
  Bank premises and equipment, net                     16,664        16,450
  Investments in real estate                            3,926         3,451
  Other real estate owned                                   -         1,344
  Goodwill and intangible assets                       30,180        30,352
  Investment in partially owned Charter Holding
   Corp., at equity                                     5,143         4,895
  Bank-owned life insurance                            18,598        13,347
  Due from brokers, net                                18,257             -
  Other assets                                          8,460         8,252
                                                 ------------  ------------
    Total assets                                 $  1,141,875  $  1,041,819
                                                 ============  ============

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
  Deposits:
  Noninterest-bearing                            $     65,918  $     64,356
  Interest-bearing                                    760,945       738,667
                                                 ------------  ------------
  Total deposits                                      826,863       803,023
  Federal Home Loan Bank advances                     150,972        80,967
  Other borrowings                                        272           543
  Securities sold under agreements to repurchase       21,278        15,514
  Subordinated debentures                              20,620        20,620
  Accrued expenses and other liabilities               11,651        12,492
                                                 ------------  ------------
    Total liabilities                               1,031,656       933,159
                                                 ------------  ------------

STOCKHOLDERS' EQUITY
  Preferred stock, $.01 par value per share:
   2,500,000 shares authorized:Series B, non-
   cumulative perpetual, 20,000 shares issued
   and outstanding at June 30, 2012 and at
   December 31, 2011, liquidation value $1,000
   per share                                                -             -
  Common stock, $.01 par value, per share:
   10,000,000 shares authorized, 6,332,681
   shares issued and 5,907,402 shares
   outstanding as of June 30, 2012, and
   6,292,639 shares issued and 5,832,360 shares
   outstanding as of December 31, 2011                     63            63
  Warrants                                                  -            85
  Paid-in capital                                      66,292        66,658
  Retained earnings                                    51,922        49,892
  Accumulated other comprehensive loss                 (1,011)         (887)
  Unearned Stock Awards                                  (440)            -
  Treasury stock, at cost, 425,279 shares as of
   June 30, 2012, and 460,279 at December 31,
   2011                                                (6,607)       (7,151)
                                                 ------------  ------------
    Total stockholders' equity                        110,219       108,660
                                                 ------------  ------------
    Total liabilities and stockholders' equity   $  1,141,875  $  1,041,819
                                                 ============  ============

                    New Hampshire Thrift Bancshares, Inc.
                Consolidated Statements of Income (unaudited)

                                   Three months Ended    Six Months Ended
                                        June 30,              June 30,
(Dollars in thousands except for
 per share data)                    2012       2011       2012       2011
                                 ---------- ---------- ---------  ----------
INTEREST AND DIVIDEND INCOME
  Interest and fees on loans     $    8,041 $    7,884 $  15,748  $   15,849
  Interest and dividends on debt
   investments
    Taxable                             984      1,225     2,128       2,458
    Dividends                            14         10        31          20
    Other                               145        219       310         454
                                 ---------- ---------- ---------  ----------
  Total interest and dividend
   income                             9,184      9,338    18,217      18,781
                                 ---------- ---------- ---------  ----------

INTEREST EXPENSE
  Interest on deposits                1,096      1,442     2,283       2,945
  Interest on advances and other
   borrowed money                       749        753     1,488       1,491
                                 ---------- ---------- ---------  ----------
  Total interest expense              1,845      2,195     3,771       4,436
                                 ---------- ---------- ---------  ----------

  Net interest and dividend
   income                             7,339      7,143    14,446      14,345

PROVISION FOR LOAN LOSSES             1,074        168     1,229         410
                                 ---------- ---------- ---------  ----------

  Net interest and dividend
   income after provision for
   loan losses                        6,265      6,975    13,217      13,935
                                 ---------- ---------- ---------  ----------

OTHER INCOME
  Customer service fees               1,255      1,288     2,457       2,465
  Net gain on sales of loans            409        110       755         430
  Net gain on sales and calls of
   securities                         1,173        869     2,324       1,310
  Net gain (loss) on sales of
   other real estate owned and
   fixed assets                          31          6      (150)          9
  Rental income                         180        169       374         341
  Realized gain in Charter
   Holding Corp.                        115        179       226         335
  Insurance commission income           293          -       706           -
  Brokerage service income                2          -         2           1
  Bank owned life insurance
   income                               129        109       233         204
                                 ---------- ---------- ---------  ----------
  Total noninterest income            3,587      2,730     6,927       5,095
                                 ---------- ---------- ---------  ----------

                                  Three months Ended     Six Months Ended
(unaudited)                            June 30,              June 30,
(Dollars in thousands except for
 per share data)                    2012       2011       2012       2011
                                 ---------- ---------  ---------- ---------
NONINTEREST EXPENSES
Salaries and employee benefits        3,675     3,552       7,459     6,834
Occupancy and equipment expenses        933       931       1,949     1,969
Advertising and promotion               128       147         255       258
Depositors' insurance                   205       321         399       637
Data processing and outside
 services                               267       261         548       497
Professional services                   273       266         515       578
ATM processing fees                     121       130         237       256
Mortgage servicing (income), net
 of amortization of mortgage
 servicing rights                        39       (54)         45       (61)
Supplies                                 94        81         187       165
Other expenses                        1,219     1,218       2,685     2,156
                                 ---------- ---------  ---------- ---------
Total noninterest expenses            6,954     6,853      14,279    13,289
                                 ---------- ---------  ---------- ---------

INCOME BEFORE PROVISION FOR
 INCOME TAXES                         2,898     2,852       5,865     5,741

PROVISION FOR INCOME TAXES              886       852       1,771     1,716

                                 ---------- ---------  ---------- ---------
NET INCOME                       $    2,012 $   2,000  $    4,094 $   4,025
                                 ========== =========  ========== =========
NET INCOME AVAILABLE TO COMMON
 STOCKHOLDERS                    $    1,762 $   1,871  $    3,594 $   3,767

Earnings Per Common Share, basic $     0.30 $    0.32  $     0.62 $    0.65
Earnings Per Common Share,
 assuming dilution (1)           $     0.30 $    0.32  $     0.61 $    0.65
Dividends Declared per common
 share                           $     0.13 $    0.13  $     0.26 $    0.26

(1) Diluted earnings per share are calculated using the weighted-average number of shares outstanding for the period, including common stock equivalents, as appropriate.

For additional information contact:
Laura Jacobi
Senior Vice President
Chief Financial Officer
603-863-0886